Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Alan E. Goldberg

Address of Joint Filer:	c/o LG Aviv L.P.
630 Fifth Ave, 30th Floor
New York, NY 10111

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Omega Healthcare Investors, Inc. [OHI]

Date of Event Requiring Statement:
(Month/Day/Year):	4/1/2015

Designated Filer:	LG Aviv L.P.

Name of Joint Filer:	Robert D. Lindsay

Address of Joint Filer:	c/o LG Aviv L.P.
630 Fifth Ave, 30th Floor
New York, NY 10111

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Omega Healthcare Investors, Inc. [OHI]

Date of Event Requiring Statement:
(Month/Day/Year):	4/1/2015

Designated Filer:	LG Aviv L.P.